                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) February 17, 2005
                                                        -----------------



                              HUBBELL INCORPORATED
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         CONNECTICUT                   1-2958              06-0397030
--------------------------------------------------------------------------------
(State or other jurisdiction         (Commission           (IRS Employer
      of incorporation)              File Number)        Identification No.)


  584 Derby Milford Road, Orange, Connecticut                  06477-4024
-----------------------------------------------          -----------------------
  (Address of principal executive offices)                     (Zip Code)


        Registrant's telephone number, including area code (203) 799-4100
                                                           --------------


                                       N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Bonus Awards for Fiscal Year 2004
---------------------------------

On February 17, 2005, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Hubbell Incorporated (the "Company") authorized the payment of the following bonus awards for the 2004 fiscal year to named executive officers of the Company pursuant to the Hubbell Incorporated Senior Executive Incentive Compensation Plan (the "Senior Executive Plan") and the Hubbell Incrporated Incentive Compensation Plan (the "Compensation Plan"):

     T. H. Powers              $1,185,000

     W. T. Tolley              $  311,000

     S. H. Muse                $  288,193

     W. R. Murphy              $  213,038

     R. W. Davies              $  204,800

     T. P. Smith               $  183,982


Mr. Powers received his award pursuant to the Senior Executive Plan, which was previously filed as Exhibit C to the Company's Proxy Statement filed on March 27, 1996, and the other named executive officers listed above received their awards pursuant to the Compensation Plan, which was previously filed as Exhibit 10.z to the Company's Annual Report on Form 10-K for the year ended December 31, 2001. Mr. Tolley, who was placed on paid administrative leave on November 5, 2004, received a pro-rated bonus for the period in which he served as Chief Financial Officer.


Bonus Criteria for Fiscal Year 2005
-----------------------------------

On February 17, 2005, the Committee approved the 2005 Annual Incentive Guidelines under the Compensation Plan (the "2005 Guidelines"). The 2005 Guidelines set participation levels under the Company's Compensation Plan at percentages of base salaries previously assigned to designated positions within the Company (for named executive officers, those levels (as a percentage of base salary) are 70% for the Chief Financial Officer and Group Vice President, Lighting, 60% for other Group Vice Presidents and 50% for other officers). When all financial and individual goals are met 100% of the target bonus amount will be paid. If goals are exceeded, an individual's bonus award may exceed his target bonus amount, up to a maximum of 150%. If goals are not met, such award will be less than the target bonus amount, with a minimum award of 50% of the targeted bonus amount, unless financial results fall short of a predetermined threshold performance level, in which case no bonuses will be paid. Awards will be paid to the Company's named executive officers who are corporate officers based upon specified earnings per share targets, while awards to named executive officers who are group vice presidents or business platform executives will be based upon specified operating profit and cash flow targets for the applicable business platform. With respect to other named executive officers the Company's Chief Executive Officer will also assess such individuals' attainment of non-financial goals and, as appropriate, may increase or decrease an earned award by up to 25%. The foregoing summary of the 2005 Guidelines is qualified in its entirety by the full text of the 2005 Guidelines, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In addition, the Committee by resolution established performance criteria based on net earnings of the Company for the bonus payable to Mr. Powers as Chief Executive Officer under the Senior Executive Plan. Pursuant to such criteria, the maximum amount of Mr. Power's bonus for 2005 would equal the lesser of (i) 15% of the amount of the incentive compensation fund established under the Compensation Plan or (ii) $1,500,000. The Committee may decrease such amount in its discretion, including by reference to what Mr. Powers would receive if he were a participant under the Compensation Plan with a participation level of 100% of his base salary, as set forth in the 2005 Guidelines.


                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

     Exhibit No.        Document Description
     -----------        --------------------
     10.1               Hubbell Incorporated Incentive Compensation Plan 2005
                        Annual Incentive Guidelines

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  HUBBELL INCORPORATED
                                          ------------------------------------
                                                      (Registrant)



Date February 24, 2005
     -----------------
                                                 /s/ Richard W. Davies
                                          ------------------------------------
                                                     (Signature)*
                                          Name:  Richard W. Davies
*Print name and title of the signing      Title: Vice President, General Counsel
 officer under his signature.                    and Secretary

                                  EXHIBIT INDEX


Exhibit No.       Document Description
-----------       --------------------
10.1              Hubbell Incorporated Incentive Compensation Plan 2005 Annual
                  Incentive Guidelines